Exhibit 99.1

This statement on Form 4 is filed jointly by each of the undersigned.

The principal business address of INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC is 11611 San Vicented Boulevard, Suite 710, Los Angeles, California 90049. The principal business address of each of these other reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

Date of Event Requiring Statement: June 5, 2018

Issuer Name: Infrastructure and Energy Alternatives, Inc. [IEA]

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ Peter Jonna
Name:	Peter Jonna
Title:	Authorized Signatory

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory

OCM HOLDINGS I, LLC

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory

OAKTREE HOLDINGS, LLC

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory

OAKTREE CAPITAL GROUP, LLC

By:	Oaktree Capital Group Holdings GP, LLC
Its:	Manager

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jamie Toothman
Name:	Jamie Toothman
Title:	Authorized Signatory